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                                                                    EXHIBIT 23.6

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Source Information Management Company
St. Louis, Missouri

     We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of The Source Information Management Company of our report dated May 3, 1999, relating to the combined financial statements of MYCO, Inc. and RY, Inc., which is included in the current report on Form 8-K/A filed by The Source Information Management Company on June 24, 1999.

                                          /s/ Altschuler, Melvoin and Glasser
                                          LLP

Rolling Meadows, Illinois
July 19, 1999